Tidal ETF Trust 485BPOS

Exhibit 99(e)(i)(2)

SECOND AMENDMENT

TO THE AMENDED AND RESTATED
ETF DISTRIBUTION AGREEMENT

This Second Amendment (the “Amendment”) to the Amended and Restated ETF Distribution Agreement dated as of November 29, 2023 (the “Agreement”), by and between Tidal ETF Trust (the “Trust”) and Foreside Fund Services, LLC (“Foreside”), is entered into with an effective date of April 3, 2025 (the “Effective Date”).

WHEREAS, Foreside and the Trust (the “Parties”) desire to amend Exhibit A of the Agreement to reflect an updated Funds list; and

WHEREAS, Section 8(b) of the Agreement requires that all amendments and modifications to the Agreement be in writing and executed by all Parties.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are acknowledged, the Parties hereby agree as follows:

1.	Capitalized terms not otherwise defined herein shall have the meanings set forth in the Agreement.

2.	Exhibit A to the Agreement is hereby deleted in its entirety and replaced by Exhibit A attached hereto to reflect an updated Funds list.

3.	Except as expressly amended hereby, all of the provisions of the Agreement are restated and in full force and effect to the same extent as if fully set forth herein.

4.	This Amendment shall be governed by and the provisions of this Amendment shall be construed and interpreted under and in accordance with the laws of the State of Delaware.

IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be executed in their names and on their behalf by and through their duly authorized officers, on the Effective Date.

TIDAL ETF TRUST		FORESIDE FUND SERVICES, LLC

By:	/s/ Eric Falkeis	By:	/s/ Teresa Cowan
Name:	Eric Falkeis		Teresa Cowan
Title:	President		President

ETF DISTRIBUTION AGREEMENT

EXHIBIT A

Effective as of April 3, 2025

FUNDS:

RPAR Risk Parity ETF
UPAR Ultra Risk Parity ETF
SoFi Social 50 ETF
SoFi Select 500 ETF
SoFi Next 500 ETF
SoFi Enhanced Yield ETF
SP Funds Dow Jones Global Sukuk ETF
SP Funds S&P 500 Sharia Industry Exclusions ETF
SP Funds S&P Global REIT Sharia ETF
Leatherback Long/Short Absolute Return ETF
Leatherback Long/Short Alternative Yield ETF
Adasina Social Justice All Cap Global ETF
ATAC US Rotation ETF
ATAC Credit Rotation ETF
ATAC Equity Leverage Rotation ETF
Gotham Enhanced 500 ETF
Gotham 1000 Value ETF
Gotham Short Strategies ETF
Sound Fixed Income ETF
Sound Enhanced Fixed Income ETF
Sound Equity Dividend Income ETF
Sound Enhanced Equity Income ETF
Sound Total Return ETF
Acruence Active Hedge U.S. Equity ETF
American Customer Satisfaction ETF
ZEGA Buy and Hedge ETF
Robinson Alternative Yield Pre-Merger SPAC ETF
SonicSharesTM Global Shipping ETF
FolioBeyond Alternative Income and Interest Rate Hedge ETF
FolioBeyond Enhanced Fixed Income Premium ETF
Residential REIT ETF
Intelligent Real Estate ETF
Ionic Inflation Protection ETF
Aztlan Global Stock Selection DM SMID ETF
Aztlan North America Nearshoring Stock Selection ETF
Unlimited HFND Multi-Strategy Return Tracker ETF
Unlimited HFEQ Equity Long/Short ETF
Unlimited HFGM Global Macro ETF
Unlimited HFEV Event Driven ETF
Unlimited HFFI Fixed Income ETF

Unlimited HFEM Emerging Markets ETF
Unlimited HFMF Managed Futures ETF
Unlimited Ultra HFND Multi-Strategy ETF
Unlimited Low-Beta HFND Multi-Strategy ETF
God Bless America ETF
Academy Veteran Impact ETF
Unusual Whales Subversive Democratic Trading ETF
Unusual Whales Subversive Republican Trading ETF
Digital Asset Debt Strategy ETF